UNDERWRITING AGREEMENT
                             ----------------------

     This Agreement made as of ___________ , 2000 by and between Bonfiglio & Reed Investment Trust (the "Company"), an Ohio business trust, Bonfiglio & Reed LLC (the "Manager"), a Limited Liability Corporation organized under the laws of the State of Arizona, and IFS Fund Distributors, Inc., a Delaware corporation (the "Underwriter").

     WHEREAS,   the  Company  is  an  open-end  management   investment  company
registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is employed by the Company to provide it with investment advisory and management services; and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities
Dealers, Inc. (the "NASD") and is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico; and

     WHEREAS, the Company and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of shares of the Company (the "Series") to the public in accordance with the applicable federal and state securities laws;

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1.   APPOINTMENT.
          ------------

          The Company hereby appoints, for the period of this Agreement, Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Company shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Company may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. Underwriter will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company by its actions, conduct or contracts except as described in this Agreement.

     2.   SALE AND REPURCHASE OF SHARES.
          ------------------------------

          (a) Underwriter will have the right, as agent for the Company, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Company's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Company.

          (b) Underwriter will also have the right, as agent for the Company, to sell such Shares to the public against orders therefor at the public offering price.

          (c) Underwriter will also have the right to take, as agent for the Company, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

          (d) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD. Any payments to dealers shall be governed by a separate agreement between Underwriter and such dealer and the Registration Statement.

          (e) The  net  asset  value  of the  Shares  of each  Series  shall  be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Company or by another entity on behalf of the Company. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          (f) On every sale, the Company shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

          (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Company or its transfer agent for registration of the Shares purchased.

          (h) Exchanges of shares between Funds will be effected in the manner and subject to the restrictions and charges described in the Registration Statement. The handling of exchanges will be further subject to such other procedures as may be mutually agreed upon from time to time.

          (i) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Company under this Agreement.

          (j) Underwriter, as agent of and for the account of the Company, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

     3.   SALE OF SHARES BY THE COMPANY.
          -----------------------------

          The Company reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

     4.   BASIS OF SALE OF SHARES.
          -----------------------

          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Company, undertakes to sell Shares on a best efforts basis only against orders therefor.

     5.   RULES OF NASD, ETC.
          -------------------

          (a) Underwriter will conform to the Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

          (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

          (c) Underwriter agrees to furnish to the Company sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Company to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

          (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Company as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Company to Underwriter in reasonable quantities upon request.

          (f) Underwriter shall file Company advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the Securities and Exchange Commission, the NASD and/or state securities administrators. Underwriter shall not disseminate to the public any such materials without prior approval by Company.

     6.   RECORDS TO BE SUPPLIED BY COMPANY.
          ---------------------------------

          The Company shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Company by independent public accountants.

     7.   FEES AND EXPENSES.
          -----------------

          In performing its services under this Agreement, Underwriter will receive from the Manager a fee of $500 per month. Fees shall be paid monthly in arrears. The Manager shall promptly reimburse Underwriter for any expenses which are to be paid by the Manager in accordance with the following paragraph.

          In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Manager in accordance with agreements between them as permitted by applicable law, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees, travel and such other expenses as may be incurred by Underwriter on behalf of the Company and the Manager.

     8.   INDEMNIFICATION OF COMPANY AND MANAGER.
          --------------------------------------

          Underwriter agrees to indemnify and hold harmless the Company, the Manager and each person who has been, is, or may hereafter be a director, trustee, officer, employee, shareholder or control person of the Company or the Manager, against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, unless such statement or omission was made in reliance upon written information furnished by the Company or the Manager. Underwriter likewise agrees to indemnify and hold harmless the Company, the Manager and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Underwriter's consent. The Underwriter will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The foregoing rights of indemnification shall be in addition to any other rights to which the Company, the Manager or each such person may be entitled as a matter of law.

     9.   INDEMNIFICATION OF UNDERWRITER.
          ------------------------------

          The Company agrees to indemnify and hold harmless Underwriter and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the part of any of such persons in the performance of Underwriter's duties or from the reckless disregard by any of such persons of Underwriter's obligations and duties under this Agreement. The Company will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. Any person employed by Underwriter who may also be or become an officer or employee of the Company shall be deemed, when acting within the scope of his employment by the Company, to be acting in such employment solely for the Company and not as an employee or agent of Underwriter.

     10.  TERMINATION AND AMENDMENT OF THIS AGREEMENT.
          -------------------------------------------

          This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Company or at a meeting of the Shareholders of the Company by the affirmative vote of a majority of the outstanding Shares, and
(iii) by a majority of the Trustees of the Company who are not interested persons of the Company or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

          Either the Company or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     11.  EFFECTIVE PERIOD OF THIS AGREEMENT.
          ----------------------------------

          This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two (2) years from the date of its execution (unless terminated automatically as set forth in Section 10), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Company or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Company who are not interested persons of the Company or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

     12.  NEW SERIES.
          ----------

          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Company established during the initial or renewal term of this Agreement.

     13.  SUCCESSOR INVESTMENT COMPANY.
          ----------------------------

          Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Company as a result of reorganization, recapitalization or change of domicile.

     14.  SEVERABILITY.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     15.  QUESTIONS OF INTERPRETATION.
          ---------------------------

          (a) This Agreement shall be governed by the laws of the State of Delaware.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     16.  LIMITATION OF LIABILITY.
          -----------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     17.  MISCELLANEOUS.
          -------------

          (a) The parties to this Agreement acknowledge and understand that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the "Proprietary Information") is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business. Each party agrees to use its best efforts (the same being not less than that employed to protect its own proprietary information) to safeguard the Proprietary Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Neither party shall, without the prior written approval of an officer of the other, directly or indirectly, disclose the Proprietary Information. Each party shall be liable under this Agreement to the other for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, or other advisors or agents. This section shall continue in full force and effect notwithstanding the termination of this Agreement.

     18.  NOTICES.
          -------

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company and the Manager for this purpose shall be 1661 East Camelback, Suite 280, Phoenix, Arizona 85016, and that the address of Underwriter for this purpose shall be 312 Walnut Street, Cincinnati, Ohio 45202.

          IN WITNESS WHEREOF, the Company, the Manager and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

                                        BONFIGLIO & REED INVESTMENT  TRUST

                                        By:_______________________________

                                        Its: President


                                        BONFIGLIO & REED LLC

                                        By:_______________________________

                                        Its: President


                                        IFS FUND DISTRIBUTORS, INC.

                                        By:_______________________________

                                        Its: President